UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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PERFORMANCE TECHNOLOGIES, INCORPORATED
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PERFORMANCE TECHNOLOGIES, INCORPORATED

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2011

The Annual Meeting of Stockholders of Performance Technologies, Incorporated will be held at our headquarters located at 205 Indigo Creek Drive, Rochester, New York 14626, on Thursday, June 9, 2011 at 10:00 a.m., New York time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.     To elect one Class I director to our Board of Directors to hold office until our 2014 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

2.     To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.     To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record at the close of business on April 14, 2011 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly vote by the Internet, by telephone or by completing and returning the enclosed proxy card. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting if you wish to do so.

                                                                                                                                Stuart B. Meisenzahl

                                                                                                                                Secretary

205 Indigo Creek Drive

Rochester, New York 14626

May 6, 2011

PERFORMANCE TECHNOLOGIES, INCORPORATED

205 Indigo Creek Drive

Rochester, New York 14626

     May 6, 2011

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is solicited on behalf of the Board of Directors of Performance Technologies, Incorporated (“PT”, the “Company”, “we”, “us”, “our”) to be used at our Annual Meeting of Stockholders, which will be held at our principal executive office, 205 Indigo Creek Drive, Rochester, New York 14626, at 10:00 a.m., New York time, on Thursday, June 9, 2011 (the “Meeting”), and at any adjournments thereof. This proxy statement, the accompanying form of proxy, and our 2010 annual report to stockholders are first being mailed to our stockholders on or about May 6, 2011.

The proxy, when properly executed and received by our Secretary prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with our Secretary prior to the Meeting. A stockholder of record may also revoke a proxy in person at the Meeting. Unless authority to vote for the director nominee is specifically withheld, a signed proxy will be voted FOR the election of the director nominee named herein and, unless otherwise indicated, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The full cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or our regular employees, without extra compensation, may solicit proxies personally, by telephone, email or facsimile transmission. We requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 9, 2011

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement, form of proxy and 2010 annual report to stockholders available to you on the internet at www.pt.com.

VOTES REQUIRED

Stockholders may vote by mail, telephone or the Internet. For some stockholders, information regarding telephone and Internet voting is included in the proxy card instructions. Our total outstanding shares of capital stock as of April 14, 2011, the record date for the Meeting (the “Record Date”), consisted of 11,116,397 shares of Common Stock, par value $.01 per share (the “Common Stock”). Only holders of record of Common Stock on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in the holder’s name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business, as provided in the Company’s by-laws.

Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of our Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to the nominee will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Provided each nominee receives at least one vote in favor of his election, abstentions will have no effect on the election of directors.

The affirmative vote of a majority of the shares present or represented by proxy at the Meeting and entitled to vote at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Abstentions are treated as shares present and voting, so abstaining has the same effect as a negative vote.

With respect to “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, a brokerage firm, bank or other nominee has authority (but is not required), under the rules governing self-regulatory organizations (the “SRO rules”), to vote its clients’ shares if the clients do not provide instructions.  When a brokerage firm, bank or other nominee votes its clients’ securities on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR”or “AGAINST”such routine matters.

With respect to “non-routine” matters, including the election of directors, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not specifically instruct their brokerage firm, bank or other nominee on how to vote their shares. The brokerage firm, bank or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “FOR,” “AGAINST” or “ABSTAINING” from any non-routine matters. At the 2011 Annual Meeting of Shareholders, one non-routine matter, the election of one Class I director of the Company with term expiring in 2014, will be presented for a vote.

Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares un-voted altogether.  Therefore, we encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy.  This action ensures that your shares and voting preferences will be fully represented at the meeting.

CORPORATE GOVERNANCE

Overview

The Company has a history of good corporate governance practices, which have aided our long-term success. The Board of Directors (the “Board”) and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our stockholders.

The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the chairman and other officers. The Board has three standing committees:  Audit Committee, Compensation Committee and Nomination Committee.

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire. The questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Board is charged with addressing any conflict of interest involving the chairman, the chief executive officer, the chief financial officer, or any elected officer of the Company.

Director Independence

There were no transactions with related persons, as defined by the rules of the Securities and Exchange Commission, during 2010.

Each year, the Board affirmatively determines the independence of each director and nominee for election as a director as required by the NASDAQ Listing Standards.

Based on these standards, the Board affirmatively determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and, if applicable, stockholder of the Company:

(1) Dennis C. Connors	(4) E. Mark Rajkowski
(2) Charles E. Maginness	(5) Robert L. Tillman
(3) Stuart B. Meisenzahl

In addition, based on such standards, the Board affirmatively determined that John M. Slusser is not independent because he is the chairman, president and chief executive officer of the Company.

Board Leadership and Risk Management

Current Leadership Structure

John M. Slusser holds the position of Chairman, Chief Executive Officer and President.  The Board currently believes that the Company and its stockholders are best served by having Mr. Slusser serve in both positions.  As PT’s founder, Mr. Slusser is most familiar with our business and the unique challenges we face in the current environment.  The Board believes Mr. Slusser is best positioned to set the agenda items and lead discussions on the important matters affecting us. Mr. Slusser's wealth of knowledge regarding Company operations and the markets in which we compete qualifies him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and CEO facilitates centralized Board leadership in one person so there is no ambiguity about accountability. This structure also eliminates conflict between two leaders and minimizes the likelihood of two spokespersons sending different messages. Other than Mr. Slusser, all members of the Board are independent and our key committees are comprised solely of independent Board members. In addition, at each regularly scheduled Board meeting, independent directors are provided an opportunity to meet in an executive session without Mr. Slusser present to review Company performance, management effectiveness, proposed programs and transactions and items for subsequent Board meeting agendas.

The Board’s Role in Risk Oversight

Our Board is responsible for oversight of PT’s risk assessment and risk management process.  The Audit Committee is responsible for financial and accounting risk oversight, including risk associated with financial statements and internal controls.  The Compensation Committee is responsible for compensation risk oversight, including the design of compensation programs.  Our Board is responsible for enterprise-wide risk management oversight, including risks associated with our operations and strategic direction. Our Board performs this function in a number of ways, including:

•	at its regularly scheduled meetings, the Board receives management updates on our business operations, financial results, and strategy, and discusses risks related to the business; and
•	at its regularly scheduled meetings, the Board receives committee reports and management updates on risks overseen by the Board committees, and discusses such risks.

Management is responsible for day-to-day risk management.  This risk management responsibility includes identifying, evaluating and addressing potential risks that may exist at the enterprise, operational, strategic, financial, regulatory and/or reporting levels and reporting material and significant risks to the Board.  In addition, our Chief Financial Officer reports to our Audit Committee on financial statement and internal controls risk.

Nominations of Directors

Identifying Candidates

The Nominating Committee has a written charter available in the Investors section of our website at www.pt.com, which specifically sets forth the duties of the Nominating Committee. The Nominating Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. In addition, the Nominating Committee considers recommendations of potential candidates from current directors, management and stockholders. The Committee intends to evaluate candidates, whether the candidate was recommended by a stockholder or by the Nominating Committee, in the same manner.  Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the attention of the Nominating Committee at the address set forth on the cover of this proxy statement. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our Common Stock. In addition, any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Qualifications and Diversity

The Nominating Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but the Committee requires that each director has a proven record of success and leadership. The Nominating Committee seeks to structure the Board such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Committee has no set diversity policy or targets, but will place appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board.  Knowledge of our industry and strategic perspective, as well as financial and accounting expertise and experience on other boards are examples of attributes that our Board and the Nominating Committee consider to be key.  The Nominating Committee also considers effective interaction among Board members and between the Board and management to be crucial factors in considering individuals for nomination.

Candidate Selection Process

New candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers diversity, maturity, skills and such other factors as it deems appropriate given our current needs and the needs of our Board to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent, which determination is based upon applicable NASDAQ Listing Standards, applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”), and the advice of counsel, if necessary. The Nominating Committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

Regardless of how a candidate is brought to the Nominating Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors

PT

c/o Secretary

205 Indigo Creek Drive

Rochester, NY  14626

The Board has instructed the Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, and routine business matters (i.e. business inquiries, complaints, or suggestions). However, any director may, at any time, request the Secretary to forward any and all communications received by the Secretary but not previously forwarded to the directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the “Code”) applies to all directors, officers and employees or associates of the Company and its subsidiary companies. It is intended to promote the highest standards of honesty and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full and understandable disclosure in reports and documents filed with the SEC, compliance with applicable governmental rules and regulations, the prompt reporting of violations of the Code to an appropriate person or persons identified in the Code, and accountability for adherence to the Code.  The Code complies with the requirements of Item 406 of the SEC’s Regulation S-K.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics.

Any employee, stockholder or other interested party can send an email to auditcommittee@pt.com to submit a report of suspected or actual violations of the Company’s Code of Business Conduct and Ethics. In addition, communications can be sent to the Chairman of our Audit Committee at:

Mr. Dennis C. Connors

2300 McDermott, Suite 200

P.O. Box 149

Plano, TX 75025

The Company’s Code of Business Conduct and Ethics is available on our website at www.pt.com in the Investors section.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board, committee and stockholders’ meetings. Our Board held eight meetings during 2010, of which four were regularly scheduled meetings and four were held to address particular matters.  All of the directors attended at least 75 percent of the Board and committee meetings that required their attendance.  As required by the NASDAQ Listing Standards, it is the policy of the Board that the independent members of the Board meet regularly in executive (private) sessions at which only independent directors are present.  All of our directors attended the 2010 Annual Meeting of Stockholders.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominating Committee and the Compensation Committee. In accordance with the NASDAQ Listing Standards, all the committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the Board committees:

Audit	Nominating	Compensation
Committee	Committee	Committee
Dennis C. Connors	Dennis C. Connors	Charles E. Maginness*
Stuart B. Meisenzahl	Charles E. Maginness	Stuart B. Meisenzahl
E. Mark Rajkowski*	Robert L. Tillman*	Robert L. Tillman
* Denotes Committee Chairperson

In addition to the three standing committees mentioned above, on occasion the Board convenes a special Strategic Planning Committee to provide input and advice to senior management with respect to certain initiatives and other matters related to the strategic direction of the Company.  This committee is comprised of Dennis C. Connors, Charles E. Maginness, John M. Slusser and Robert L. Tillman, all of whom (with the exception of Mr. Slusser) are independent directors.  This special committee met twice during 2010.

Audit Committee

The Audit Committee has three members and met six times during 2010. The Audit Committee is responsible for reviewing our financial reporting procedures and attending to related matters, as discussed in the Audit Committee’s charter. The written charter for the Audit Committee, which was adopted by the Board, more specifically sets forth the duties of the Audit Committee and is available in the Investors section of our website at www.pt.com. All of the members of the Audit Committee are financially literate and qualify as being “independent” under the NASDAQ Listing Standards and applicable SEC rules. In addition, the Board has determined that Mr. Rajkowski qualifies as an “audit committee financial expert” under applicable SEC rules.  On June 7, 2010, the Company announced that Mr. Rajkowski had informed the Board of Directors of his intent to not seek re-election when his current Board term expires at the 2011 Annual Meeting.  Accordingly, Mr. Rajkowski will no longer serve as a member of the Board of Directors, Chairperson of the Audit Committee or as “audit committee financial expert” under applicable SEC rules after the 2011 Annual Meeting.  The Company is currently engaged in efforts to identify an appropriate replacement to serve as an “audit committee financial expert” in Mr. Rajkowski’s absence.  Until these efforts are successful, the Company will at least temporarily not have an Audit Committee member who qualifies as an “audit committee financial expert.”

The Audit Committee’s responsibilities, which are set forth in detail in its charter, include the following:

•      Establish policies and procedures for, and review and approve the appointment, compensation and termination of, the independent registered public accounting firm;

•      Review with the independent registered public accounting firm and financial management of the Company and approve the scope of the audit;

•      Pre-approve all audit and permissible non-audit fees;

•      Hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls and compliance with Company policies;

•      Review consolidated financial statements and disclosures;

•      Review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

•      Perform other functions or duties deemed appropriate by the Board.

Nominating Committee

The Nominating Committee has three members and did not meet during 2010. The director nominee was nominated for re-election by the full Board.  The Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ Listing Standards. The Board has adopted a charter for the Nominating Committee, which is available in the Investors section of our website at www.pt.com.

The Nominating Committee’s responsibilities, which are set forth in detail in its charter, include the following:

•      Develop qualifications/criteria for selecting and evaluating director nominees and evaluating current directors;

•      Consider and propose director nominees for election at the Annual Meeting of Stockholders;

•      Select candidates to fill Board vacancies as they may occur;

•      Make recommendations to the Board regarding Board committee memberships;

•      Consider the independence of each director and nominee for director; and

•      Perform other functions or duties deemed appropriate by the Board.

Compensation Committee

The Compensation Committee has three members and met once during 2010. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ Listing Standards. The Board has adopted a charter for the Compensation Committee, which is available in the Investors section of our website at www.pt.com.

The Compensation Committee’s responsibilities, which are set forth in detail in its charter, include the following:

•      Establish the base salary, incentive compensation and any other compensation for the Company’s president and chief executive officer, review the chief executive officer’s recommendations for the compensation of certain executive officers reporting to him, and set and approve such compensation;

•      Monitor the Company’s management incentive and stock-based compensation plans and discharge the duties imposed on the Committee by the terms of those plans; and

•      Perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the executive officers of the Company and the Company’s directors are made by the Compensation Committee. Periodically, the Compensation Committee has engaged outside executive compensation consultants to assist in evaluating the components of the executive compensation program, although no such firm was engaged during 2010. The competitive analysis developed by these firms has been helpful in constructing the compensation package for the chief executive officer and the other executive officers.

The Compensation Committee’s chairman reports the Committee’s recommendations on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, with notes thereto, sets forth as of April 14, 2011 certain information regarding the Common Stock held by (i) persons known to us who own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated immediately beneath the beneficial owner’s name, the address of each beneficial owner listed in the table below is c/o PT, 205 Indigo Creek Drive, Rochester, New York 14626.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Quaker Capital Management Corp. Arrott Building, 401 Wood Street, Suite 1300 Pittsburgh, PA 15222	1,594,115(2)	14.3%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center, Minneapolis, MN 55474	1,315,995(3)	11.8%
Dimensional Fund Advisors LP 1299 Ocean Avenue, Santa Monica, CA	897,090(4)	8.1%
Harris B. Leviton 91 Revere Street, Boston, MA 02114	600,600(5)	5.4%
Charles E. Maginness	641,242(6)	5.7%
John M. Slusser	412,261(7)	3.7%
Dorrance W. Lamb	121,543(8)	1.1%
J. Patrick Rice	68,250(9)	*
Robert L. Tillman	75,000(10)	*
Stuart B. Meisenzahl	43,250(11)	*
E. Mark Rajkowski	40,350(12)	*
Dennis C. Connors	28,333(13)	*

All Directors and Executive Officers as a Group (9 persons)	1,584,254(14)	12.2%

* Less than 1%.

(1)        Percentage of common shares beneficially owned is based upon 11,116,397 shares of Common Stock outstanding as of April 14, 2011.

(2)        The following information is derived from Amendment No. 3 to Schedule 13G, dated February 16, 2010, filed by Quaker Capital Management Corporation. Quaker Capital Partners I, L.P.; Quaker Premier, L.P.; Quaker Capital Partners II, L.P.; Quaker Premier II, L.P.; and Mark G. Schoeppner are the listed affiliates of Quaker Capital Management Corporation through which the securities being reported by Quaker Capital Management Corporation were acquired.  Quaker Premier, L.P. is the sole general partner of Quaker Capital Partners I, L.P. Quaker Premier II, L.P. is the sole general partner of Quaker Capital Partners II, L.P. Quaker Capital Management Corporation has shared voting and dispositive power over 1,594,115 shares. Quaker Capital Partners I, L.P. and Quaker Premier, L.P. report sole voting and dispositive power over 1,053,300 shares. Quaker Capital Partners II, L.P. and Quaker Premier II, L.P. report sole voting and dispositive power over 540,815 shares.  Mark G. Schoeppner disclaims beneficial ownership of 1,594,115 shares that may be deemed to be beneficially owned by Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P.

(3)        The following information is derived from Amendment No. 1 to Schedule 13G, dated February 11, 2011, filed by Ameriprise Financial, Inc.  Columbia Investment Management Advisors, LLC is a listed subsidiary which acquired the securities being reported by the parent holding company. Columbia Investment Management Advisors, LLC is an investment advisor to Columbia Small Cap Core Fund, which is a registered investment company.  Ameriprise Financial, Inc. has shared dispositive power over 1,315,995 shares and shared power to vote or to direct the voting of 889,720 shares. Columbia Management Investment Advisors, LLC has shared dispositive power over 1,315,995 shares, and shared power to vote or to direct the voting of 889,720 shares. Columbia Small Cap Core Fund has shared dispositive power over 643,041 shares, and sole power to vote or to direct the voting of 643,041 shares.

(4)        The following information is derived from Amendment No. 4 to Schedule 13G, dated February 11, 2011 filed by Dimensional Fund Advisors LP.  Dimensional Fund Advisors LP has sole voting power over 885,781 shares and sole dispositive power over 897,090 shares.

(5)        The following information is derived from Amendment No. 2 to Schedule 13G, dated February 11, 2011 filed by Harris B. Leviton.  Mr. Leviton has sole voting and dispositive power over 598,750 shares and shared voting and dispositive power over 1,850 shares.

(6)        Includes (a) 50,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 93,247 shares of Common Stock owned of record by Mr. Maginness’ wife. Mr. Maginness disclaims beneficial ownership of the shares owned by his wife.

(7)        Includes (a)142,500 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 10,000 shares of Common Stock owned of record by Mr. Slusser’s wife.  Mr. Slusser disclaims beneficial ownership of the shares owned by his wife. Excludes 112,500 shares of Common Stock issuable upon exercise of options not yet vested.

(8)        Includes 80,875 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 54,875 shares of Common Stock issuable upon exercise of options not yet vested.

 (9)       Includes 68,250 shares of Common Stock issuable upon exercise of options currently exercisable.  Excludes 65,250 shares of Common Stock issuable upon exercise of options not yet vested.

(10)      Includes 50,000 shares of Common Stock issuable upon exercise of options currently exercisable.

(11)      Includes 50,000 shares of Common Stock issuable upon exercise of options currently exercisable.

(12)      Includes (a) 50,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 350 shares of Common Stock owned of record by Mr. Rajkowski’s wife. Mr. Rajkowski disclaims beneficial ownership of the shares owned by his wife.

(13)      Includes 38,333 shares of Common Stock issuable upon exercise of options currently exercisable.

(14)      Includes 629,333 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 291,500 shares of Common Stock issuable upon exercise of options not yet vested.

PROPOSAL 1

ELECTION OF DIRECTOR

Our Board currently consists of six members:  John M. Slusser, Dennis C. Connors, Charles E. Maginness, Stuart B. Meisenzahl, E. Mark Rajkowski* and Robert L. Tillman.  The Board is divided into three classes with staggered terms. At this year’s Annual Meeting, proxies will be solicited to re-elect Charles E. Maginness as a Class I director to serve until the 2014 annual meeting or until his successor is elected and qualified.  Mr. Maginness has agreed to serve as a director if elected.  Proxies may not be voted for more than one Class I director.  After the election at the Annual Meeting, we will have directors in each of our three classes, a majority of whom will be independent under the NASDAQ Listing Standards. The terms of our directors are staggered so that only one class is elected at each Annual Meeting of Stockholders.

Our Board recommends the election of one nominee named below, who is currently a director. Our Board does not contemplate that the nominee will be unable to serve as a director, but if this should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

* On June 7, 2010, the Company announced that Mr. Rajkowski had informed the Board of Directors of his intent to not seek re-election when his current Board term expires at the 2011 Annual Meeting.

Information about the Directors

The following table sets forth certain information with respect to the director who is nominated for re-election as a Class I director at the Meeting for a three-year term expiring in 2014.

PROPOSED FOR ELECTION AS CLASS I DIRECTOR AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS FOR A THREE-YEAR TERM EXPIRING IN 2014
Name and Background
Class I Director Nominee:	Director Since

Charles E. Maginness, age 78, served as Chairman of our Board of Directors from 1986 to 2001 and served as our Chief Executive Officer from 1995 to 1997. From 1984 through 1986, he held the position of President and from 1984 through 1995 was also Chief Financial Officer. From 1970 to 1983, Mr. Maginness was employed by Kayex Corporation where he held several positions, including President and Chief Executive Officer, and President of its Hamco Division.  Mr. Maginness is considered to be uniquely qualified to serve as a director of the Company because of his prior management experience with the Company, his extensive business acumen, his financial expertise and his industry knowledge.

1983

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1

DIRECTOR WHOSE TERM EXPIRES

AT THE 2011 ANNUAL MEETING AND WHO IS NOT SEEKING RE-ELECTION

Name and Background

Class I Director

Director Since

E. Mark Rajkowski, age 51, has been Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation since 2004 and has served as director of the Company since 2003. From December 2003 to August 2004, Mr. Rajkowski was Vice President and General Manager, Worldwide Operations, Digital Film and Imaging Systems Business, for Eastman Kodak Company. From January 2003 to December 2003, he held the position of Chief Operating Officer of Kodak’s Digital and Applied Imaging Division. From 2001 to 2003, he held the position of Vice President of Finance for Eastman Kodak and from 1998 until 2001 he held the position of Corporate Controller for Eastman Kodak.

2003

On June 7, 2010, the Company announced that Mr. Rajkowski had informed the Board of Directors of his intent to not seek re-election when his current Board term expires at the 2011 Annual Meeting.

The following table sets forth certain information with respect to each director whose term in office does not expire at the Annual Meeting.

DIRECTORS WHOSE TERMS DO NOT EXPIRE

AT THE 2011 ANNUAL MEETING

Name and Background
Class II Directors	Director Since

Stuart B. Meisenzahl, age 69, has served as a director of the Company since 2001. He is a former partner in the law firm of Harter Secrest & Emery LLP, which continues to serve as general counsel to the Company. He was affiliated with the firm for 36 years, retiring in 1999, and he practiced principally in the areas of federal securities law and biotechnology licensing. Following his retirement, Mr. Meisenzahl has acted as a business consultant to a number of biotechnology companies. In addition, he has served as director or trustee of a number of charitable organizations in Rochester, New York.  Mr. Meisenzahl is considered to be uniquely qualified to serve as a director of the Company because of his broad business acumen and his knowledge of licensing technology and SEC compliance.

2001

John M. Slusser, age 58, a founder of the Company, has served as President and Chief Executive Officer since January 2007, after serving as interim President and Chief Executive Officer since October 2006, Chairman of the Board of Directors since June 2001, as a director since our formation in 1981 and as Chief Strategic Officer from January 2003 to May 2005. From 1981 through 1995, he held various positions within the Company, including President and Chief Executive Officer. From 1995 until 2000, he served as Chairman of the Board of InformationView Solutions Corporation and from 1995 to 1999 he served as that company’s Chief Executive Officer. Since 2000, he has served as President of Radio Daze LLC, a vintage electronics company. Prior to founding the Company, Mr. Slusser held various positions at Computer Consoles, Inc. (now a division of Nortel Networks). Mr. Slusser holds a BSEE degree from Rochester Institute of Technology.  Mr. Slusser is considered to be uniquely qualified to serve as a director of the Company because of his lifelong experience in our industry and his deep knowledge of our Company, its industry, and its people.

1981
Class III Directors

Dennis C. Connors, age 57, has been an advisor to senior management of a number of private and public companies since 2005. Mr. Connors served from 2003-2004 as executive vice president of worldwide operations for 3Com, and served from 2002-2003 as president of CommWorks, a 3Com subsidiary which provided both wireless and wireline solutions to service providers worldwide. Mr. Connors previously was president of 3Com’s Business Connectivity Company. Prior to joining 3Com, Mr. Connors was executive vice president and general manager of the service business for Ericsson, Inc., and previously served the Ericsson/GE joint venture as vice president of worldwide marketing and vice president of global product development and operations for the Private Radio Systems Business. Mr. Connors came to the Ericsson/GE joint venture from GE where he held a number of executive positions.  Mr. Connors is considered to be uniquely qualified to serve as a director of the Company because of his extensive executive management experience in our industry, his broad knowledge of business, and his network of contacts within our industry.

2007

Robert L. Tillman, age 63, has been an independent business consultant since 2002. From 2000 to 2002, he served as General Manager in Intel’s Embedded Intel Architecture Division, where he was responsible for the operations of Ziatech Corporation. From 1997 to 2000 he held the position of President of Ziatech Corporation. From 1971 to 1997, Mr. Tillman held various positions at Hewlett Packard. Mr. Tillman is considered to be uniquely qualified to serve as a director of the Company because of his prior executive management experience in our industry, his network of contacts within our industry, and his extensive business acumen.

2003

EXECUTIVE OFFICERS

We are currently served by the following Executive Officers who are annually appointed to serve until their successors are appointed:

Name and Background	Executive Officer Since

John J. Grana, age 55, has served as Senior Vice President, Products and Technology since March 2009.  Previously, Mr. Grana served as Senior Vice President and General Manager of the Embedded Systems Group from January 2007 to March 2009. From November 2005 to 2007, he served as Senior Vice President of Systems Engineering. From 2000 to 2005 he served as Vice President of Software Engineering. From 1997 to 2000, he held the position of Vice President and General Manager of the Controller Products Group. From 1994 to 1997, he held the position of Vice President of Software Engineering. From 1990 to 1994, he held the position of Technical Director of the Workstation Products business unit, and from 1986 to 1990, he served in various engineering positions. Prior to joining the Company, he held various engineering positions with Computer Consoles, Inc. (now a division of Nortel Networks). Mr. Grana holds a BS degree in computer science from Rochester Institute of Technology.

2000
Dorrance W. Lamb, age 63, has served as Chief Financial Officer of the Company since 1995 and as Senior Vice President since November 2005. From 1992 to 2005 he served as Vice President of Finance. Prior to joining the Company, he was Senior Vice President for Finance and Administration at Infodata Systems, Inc. based in Fairfax, Virginia. Mr. Lamb is a certified public accountant and holds a BS degree in accounting from Benjamin Franklin University.	1992

J. Patrick Rice, age 52, has served as Senior Vice President, Sales, Marketing and Services since March 2009.  Previously, Mr. Rice served as Vice President and General Manager - Signaling Systems Group from January 2007 to March 2009. Prior to that appointment, he served as Vice President of Worldwide Signaling Sales and Marketing since joining the Company in June 2006. From 2005 to 2006, Mr. Rice was an independent sales consultant for the telecom equipment industry. Mr. Rice held key senior positions at Tekelec for twelve years from 1992 to 2004, most recently serving as Vice President-Global Sales for Tekelec’s switching division. Prior to joining Tekelec, Mr. Rice held various engineering and sales positions with Nortel Networks. Throughout his career, Mr. Rice has served on various industry committees in both participative and leadership roles.

2007
John M. Slusser, age 58, has served as President and Chief Executive Officer since October 2006. Further information about Mr. Slusser is set forth under “DIRECTORS WHOSE TERMS DO NOT EXPIRE AT THE 2011 ANNUAL MEETING” above.	2006

COMPENSATION RISK OVERSIGHT

The Board maintains active oversight of the material risks that face the Company.  As part of that process, the compensation committee is charged with the ongoing management of risks arising from our compensation policies and programs.  As part of its oversight role, the Compensation Committee determines whether the risks related to the design and operation of the Company’s compensation plans and programs, if present, are reasonably likely to have a material adverse effect on the Company.

We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. The various mitigating factors which support this conclusion include:

•         Oversight of the annual and long-term contingent compensation programs by our Compensation Committee;

•         Management oversight of key plans and programs, including setting financial and operating goals;

•         Multi-year vesting requirements which encourage long-term perspectives among participants; and

•         The lack of having a Short-Term Incentive Program during the past three years because the Company’s financial performance did not meet the Committee’s minimum expectations.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring executive compensation. The Committee’s focus is to establish compensation at levels necessary to attract, retain and motivate the best possible executive talent.  Historically, the Committee has developed our executive compensation programs based on input from our Chief Executive Officer, third-party compensation surveys, the officers’ current compensation, our financial condition, our operating results, and individual performance.

Throughout this section, the individual who served as the Company’s Chief Executive Officer during 2010, as well as the other individuals included in the 2010 Summary Compensation Table included below, are referred to as the “Named Executive Officers.”

For the year ended December 31, 2010, the principal components of compensation for our Named Executive Officers consisted of base salary and long-term incentive award compensation.  Historically, the Committee has established a short term incentive program to recognize exceptional performance and to assist in catching up with the targeted compensation goal.  However, during the past two years, the Company’s financial performance has not met the Committee’s minimum expectations for such a program.

2010 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the years ended December 31, 2010 and 2009:

Name and Principal Position	Year	Salary	Non-equity incentive plan compensation	Stock awards	Stock option awards(1)	All other compen- sation(2)	Total
John M. Slusser Chief Executive Officer and President	2010 2009	$330,000 $330,000	- -	- -	$63,870 $59,641	$ 6,099 $ 7,299	$399,969 $396,940
Dorrance W. Lamb Senior Vice President and Chief Financial Officer	2010 2009	$237,602 $237,602	- -	- -	$29,806 $29,821	$ 5,933 $ 6,303	$273,341 $273,726
J. Patrick Rice Senior Vice President - Sales, Marketing and Services	2010 2009	$246,278(3) $257,831(3)	- -	- -	$34,064 $29,821	$14,823 $14,342	$295,164 $301,994

 (1)          The dollar value of stock option awards set forth in this column is equal to the grant-date fair value of stock-based compensation cost calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“Topic 718”).  A discussion of the assumptions used in calculating the amount is set forth in Note J, Stock-based Compensation Expense, to the Consolidated Financial Statements included in the Company’s current Annual Report on Form 10-K filed March 31, 2011.

(2)       All other compensation includes benefits paid for automobile allowances, 401(k) contributions, health insurance and life insurance.

(3)       Mr. Rice’s reported salary amounts include sales commissions based on sales of certain specific products.  This commission amounted to $46,275 in 2010 and $57,828 in 2009.

                OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

PT grants awards of equity compensation under our 2003 Omnibus Incentive Plan.  On January 18, 2010, we granted the following number of stock options to each of our Named Executive Officers:  Mr. Slusser - 75,000; Mr. Lamb – 35,000; and Mr. Rice – 40,000.  The exercise price of these options was $2.97, which was the closing price of our Common Stock on the date of grant.  The grant-date fair value of these stock options is included above in the Option Awards column of the Summary Compensation Table.

The shares subject to these stock options vest over a three-year period as follows: 20% vests on the first anniversary of the date of grant; an additional 30% vests on the second anniversary of the date of grant; and the remaining 50% vests on the third anniversary of the date of grant.  Mr. Slusser’s and Mr. Lamb’s stock options become fully vested and exercisable upon a change of control of the Company.  All of these stock options are exercisable for a five-year period commencing on the date of grant and provide the right for the Named Executive Officer to exercise vested options for one year following termination, death, disability or resignation.

The following table sets forth information regarding the number of shares of Common Stock underlying exercisable and unexercisable stock options outstanding on December 31, 2010 for our Named Executive Officers. The Company has not made any awards other than stock option awards.

Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
				Option
				Exercise	Option
				Price	Expiration
Name				($)	Date
John M. Slusser	10,000	- (1)		$7.08	5/25/2011
	15,000	- (2)		5.82	1/16/2012
	50,000	- (3)		4.93	5/24/2012
	17,500	17,500 (4)		5.38	7/8/2013
	14,000	56,000 (8)		2.59	3/12/2014
	-	75,000 (9)		2.97	1/18/2015

Dorrance W. Lamb	15,000	- (3)		4.93	5/24/2012
	12,000	- (5)		5.78	5/17/2013
	16,000	4,000 (6)		6.64	3/17/2016
	9,375	9,375 (4)		5.38	7/8/2013
	7,000	28,000 (8)		2.59	3/12/2014
	-	35,000 (9)		2.97	1/18/2015

J. Patrick Rice	16,000	4,000 (7)		5.58	11/1/2016
	15,000	- (3)		4.93	5/24/2012
	11,750	11,750 (4)		5.38	7/8/2013
	7,000	28,000 (8)		2.59	3/12/2014
	-	40,000 (9)		2.97	1/18/2015

(1)     These options were granted to Mr. Slusser as a non-employee director of the Company.

(2)     These options became fully vested on January 16, 2008.

(3)     These options became fully vested on May 24, 2010.

(4)     These options became twenty percent vested on July 8, 2009, became fifty percent vested on July 8, 2010, and will become fully vested on July 8, 2011.

(5)     These options became fully vested on May 17, 2009.

(6)     These options will become fully vested on March 17, 2011.

(7)     These options will become fully vested on November 1, 2011.

(8)     These options vested twenty percent on March 12, 2009, became fifty percent vested on March 12, 2010 and became fully vested on March 12, 2011.

(9)     These options vested twenty percent on January 18, 2011, become fifty percent vested on January 18, 2012 and become fully vested on January 12, 2013.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Committee views severance protection for executive officers as a necessary part of compensation to remain competitive in the market. The Named Executive Officers and certain other key executives are eligible for certain benefits in the event their employment is terminated without cause. These benefits are:

•        Subject to our regular payroll policies and practices, the continuation of salary, automobile, and health insurance benefits for six months after the date the executive employee’s employment ends;

•        Accelerated vesting of all outstanding stock options that would have vested within one year from the date of termination; and

•        The payment of any earned but unpaid bonus for the prior year.

The Board has determined that “cause” means (i) continually and willfully failing to perform the lawful responsibilities assigned to the executive employee; (ii) engaging in conduct that is demonstrably and materially harmful to the Company, including, but not limited to, engaging in inappropriate conduct toward other personnel or customers of the Company, being under the influence of alcohol or non-prescription drugs while at work, failing to comply with the provisions of a confidentiality agreement; (iii) misappropriating the Company’s property; (iv) being convicted of a felony or other crimes of moral turpitude; or (v) mishandling material, nonpublic information.

The following table sets forth the estimated payments that would be made in the event of a termination without cause or change in control for the Named Executive Officers who are currently employed by the Company as of December 31, 2010:

	Mr. Slusser	Mr. Lamb	Mr. Rice
Cash severance payment	$165,000	$118,801	$100,002
Accelerated stock options (1)	-	-	-
Continued health care benefits	-	1,717	4,362
Continued auto allowance	3,000	1,200	3,000
Total	$168,000	$121,718	$107,364

(1)       This amount would be based on the difference between the closing price of our Common Stock on December 31, 2010 and the exercise prices for each option for which vesting would accelerate.

ESTIMATED VALUE ON CHANGE IN CONTROL

Certain stock options granted to the Named Executive Officers will vest immediately in the event of a change in control. The exercise price of these options was greater than the closing price of the Company’s Common Stock on December 31, 2010.

DIRECTOR COMPENSATION

2010 Director Compensation

The Company uses a combination of cash and stock option-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.  Board compensation is determined by the Compensation Committee of the Board.

Cash Compensation Paid to Board Members

For the year ended December 31, 2010, members of the Board who are not employees of the Company are entitled to receive $15,000 if they attend at least 75 percent of the scheduled Board meetings and an additional $1,000 for each meeting attended, including meetings attended telephonically. The Chairman of the Board, if a non-employee, would receive an annual retainer of $10,000. The Board Secretary, if a non-employee, receives an annual retainer of $1,000, and an additional $500 for each meeting attended. Directors who serve as a committee chair, or committee member, receive an annual retainer of $5,000 and $2,500, respectively, for the Audit Committee; $2,500 and $1,250, respectively for the Compensation Committee; and $1,500 and $750, respectively for the Nominating Committee. In addition, each committee member receives $500 for each committee meeting attended.  In addition to compensation paid to Board members, each member also receives reimbursement for reasonable company-related travel expenses.

Stock Option Program

Each non-employee director receives a stock option grant for 10,000 shares of Common Stock on the day of our Annual Meeting of Stockholders.  The exercise price for these options is the fair market value of our Common Stock as of market close on the date of the option grant. Options vest on the first anniversary of the grant date and expire five years from the date of grant.

2010 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2010, and the grant-date fair value of stock option awards for the year ended December 31, 2010:

	Fees Earned	Option
	or Paid in	Awards	Total
Name	Cash ($)	($)(1,2)	($)
Dennis C. Connors	$31,250	$6,482	$37,732
Charles E. Maginness	$28,750	$6,482	$35,232
Stuart B. Meisenzahl	$33,750	$6,482	$40,232
E. Mark Rajkowski	$30,000	$6,482	$36,482
Robert L. Tillman	$26,250	$6,482	$32,732

(1)     The amounts listed are equal to the grant-date fair value of options awarded in 2010.  Compensation cost recognized in 2010 for financial statement purposes in accordance with Topic 718, except no assumptions for forfeitures were included.  A discussion of the assumptions used in calculating the amount is set forth in Notes A and J to Consolidated Financial Statements included in Note J to our Financial Statements included above.

(2)     The number of unexercised stock options (vested and unvested) held by the non-employee directors at December 31, 2010 was as follows: Mr. Tillman (50,000), Mr. Meisenzahl (50,000), Mr. Maginness (50,000), Mr. Rajkowski (50,000) and Mr. Connors (38,333).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of such reports furnished to us and written representations from certain reporting persons, we believe that our executive officers, directors and more than 10% stockholders timely filed all Section 16(a) reports required to be filed by them during the most recent fiscal year.

Equity Plan Information

In May 2001, the stockholders approved the 2001 Stock Option Plan.  The 2001 Stock Option Plan replaced the 1986 Incentive Stock Option Plan which expired on December 31, 2001.  In June 2003, the stockholders approved the 2003 Omnibus Incentive Plan.

The following table provides certain information regarding the Company’s equity compensation plans as of December 31, 2010:

Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance (excluding securities reflected in column a)

Plan Category
Equity compensation plans approved by security holders	1,662,933	$4.42	695,311
Equity compensation plans not
approved by security holders
Total	1,662,933	$4.42	695,311

The Company has no equity compensation plans that have not been approved by its stockholders.

AUDIT FEES AND ALL OTHER FEES

Fees Billed by PricewaterhouseCoopers LLP during 2010 and 2009

During 2010 and 2009, PricewaterhouseCoopers LLP billed us the following fees for the services discussed below:

	2010	2009
Audit Fees	$216,000	$248,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	2,000	2,000
Total	$218,000	$250,000

Audit Fees:  Audit fees in 2010 and 2009 were billed for the audit of the Company’s annual consolidated financial statements.  Audit fees in both years include charges for the auditors’ review of our interim financial statements included in Form 10-Q filed with the SEC as well as fees related to assistance with regulatory reviews of Company filings, if any.

Audit-Related Fees:  PricewaterhouseCoopers LLP did not incur any audit-related fees in either 2010 or 2009.

Tax Fees:  PricewaterhouseCoopers LLP did not incur any tax fees in either 2010 or 2009.

All Other Fees:  All other fees in 2010 and 2009 were related to a subscription for an accounting literature research product.

All audit and other fees paid in 2010 and 2009 were approved by the Audit Committee.

Effective in 2003, the Audit Committee established the following guidelines for securing non-audit services:

•         The chairperson for the Audit Committee can authorize management, in advance, to secure non-audit services up to $25,000 provided the Committee is informed on a timely basis of such commitment.

•         The Audit Committee must pre-approve each non-audit service in excess of $25,000.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2010, and the Board has again selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. This selection will be presented to the stockholders for their ratification at the Annual Meeting. The Board recommends a vote in favor of the proposal to ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not ratify this selection, the Board may reconsider its choice.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement and will be available to respond to appropriate questions concerning the audit of our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In order for any stockholder proposal to be included in our Proxy Statement to be issued in connection with the 2012 Annual Meeting of Stockholders, such proposal must be delivered to us no later than January 7, 2012. If the proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2012 Annual Meeting of Stockholders. Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before the 2012 Annual Meeting of Stockholders only if written notice of the proposal is delivered to our Secretary no earlier than March 1, 2012, and no later than April 10, 2012, and if the stockholder complies with all of the other provisions of Article II, Section 12 of our By-laws. All such notices should be delivered to Stuart B. Meisenzahl, Secretary of Performance Technologies, Incorporated, 205 Indigo Creek Drive, Rochester, New York 14626.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Stuart B. Meisenzahl
Secretary to the Board
Dated at Rochester, New York
May 6, 2011